UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2026

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

ATM Updates

On January 5, 2026, Strategy Inc ("Strategy") announced an update with respect to sales made under its at-the-market offering program ("ATM") of the following securities during the periods and as of the dates indicated below:

	During Period December 29, 2025 to December 31, 2025			As of December 31, 2025
Security	Shares Sold	Notional Value (in millions) (1)	Net Proceeds (in millions) (2)	Available for Issuance and Sale (in millions)
STRF Stock	-	$-	$-	$1,619.3
10.00% Series A Perpetual Strife Preferred Stock
STRC Stock	-	$-	$-	$4,042.4
Variable Rate Series A Perpetual Stretch Preferred Stock
STRK Stock	-	$-	$-	$20,335.0
8.00% Series A Perpetual Strike Preferred Stock
STRD Stock	-	$-	$-	$4,014.8
10.00% Series A Perpetual Stride Preferred Stock
MSTR Stock	1,255,911	$-	$195.9	$11,502.8
Class A Common Stock
Total			$195.9

	During Period January 1, 2026 to January 4, 2026			As of January 4, 2026
Security	Shares Sold	Notional Value (in millions) (1)	Net Proceeds (in millions) (2)	Available for Issuance and Sale (in millions)
STRF Stock	-	$-	$-	$1,619.3
10.00% Series A Perpetual Strife Preferred Stock
STRC Stock	-	$-	$-	$4,042.4
Variable Rate Series A Perpetual Stretch Preferred Stock
STRK Stock	-	$-	$-	$20,335.0
8.00% Series A Perpetual Strike Preferred Stock
STRD Stock	-	$-	$-	$4,014.8
10.00% Series A Perpetual Stride Preferred Stock
MSTR Stock	735,000	$-	$116.3	$11,386.3
Class A Common Stock
Total			$116.3

(1) The total face value of the shares of preferred stock sold, which is used to calculate dividends thereon.

(2) Net proceeds are presented net of sales commission.

BTC Updates

On January 5, 2026, Strategy announced updates with respect to its bitcoin holdings during the periods and as of the dates indicated below:

During Period December 29, 2025 to December 31, 2025			As of December 31, 2025
BTC Acquired (1)	Aggregate Purchase Price (in millions) (2)	Average Purchase Price (2)	Aggregate BTC Holdings	Aggregate Purchase Price (in billions) (2)	Average Purchase Price (2)
3	$0.3	$88,210	672,500	$50.44	$74,997

During Period January 1, 2026 to January 4, 2026			As of January 4, 2026
BTC Acquired (1)	Aggregate Purchase Price (in millions) (2)	Average Purchase Price (2)	Aggregate BTC Holdings	Aggregate Purchase Price (in billions) (2)	Average Purchase Price (2)
1,283	$116.0	$90,391	673,783	$50.55	$75,026

(1) The bitcoin purchases were made using proceeds from the sale of shares of MSTR Stock under Strategy's ATM.

(2) Aggregate and average purchase prices are inclusive of fees and expenses.

Q4 2025 Financial Update

For the year ended December 31, 2025, Strategy had:

•
$5.40 billion unrealized loss on digital assets; and
•
$1.55 billion associated deferred tax benefit.

For the three months ended December 31, 2025, Strategy had:

•
$17.44 billion unrealized loss on digital assets; and
•
$5.01 billion associated deferred tax benefit.

As of December 31, 2025, Strategy had:

•
$58.85 billion digital asset carrying value; and
•
$2.42 billion related deferred tax liability.

The financial information set forth in this Current Report on Form 8-K has been prepared by Strategy management. Strategy’s independent registered public accounting firm, KPMG LLP, has not audited or reviewed, and does not express an opinion with respect to, such financial information.

USD Reserve Update

Strategy has maintained a U.S. dollar reserve (the "USD Reserve") to support the payment of dividends on its preferred stock and interest on its outstanding indebtedness.

As of January 4, 2026, the balance of the USD Reserve was $2.25 billion.

The maintenance of the USD Reserve, as well as its terms and amount, remain subject to Strategy’s sole and absolute discretion. Strategy may adjust the USD Reserve from time-to-time based on market conditions, liquidity needs and other factors.

Item 7.01 Regulation FD Disclosure.

Strategy Dashboard

Strategy also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding Strategy to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain key performance indicator metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that Strategy makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026	Strategy Inc (Registrant)

	By:	/s/ Thomas C. Chow
	Name:	Thomas C. Chow
	Title:	Executive Vice President & General Counsel